Exhibit 10.2

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

THIS AMENDED AND RESTATED INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of January 5, 2009, between FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation (the “Company”), and the indemnitees listed on the signature pages hereto (each, an “Indemnitee” and collectively, the “Indemnitees”).

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the uncertainties relating to insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of any other rights of the Indemnitees and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of any Indemnitees thereunder;

WHEREAS, the parties desire that this Agreement supersede any previous indemnification agreement between the Company and the Indemnitees with respect to the subject matter set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is acknowledged, the parties hereto agree as follows:

1. Indemnity of Indemnitees. The Company hereby agrees to hold harmless and indemnify each Indemnitee (including its respective directors, officers, partners, members, employees, agents and spouse, as applicable) and each person who controls any of them or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the fullest extent permitted by law, as such may be amended from time to time if, by reason of his or its Corporate Status or by reason of any action taken by him or it or of any inaction on his or its part while acting in his or its Corporate Status, such Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding. Pursuant to this Section 1, each Indemnitee shall be indemnified, to the fullest extent permitted by law, as such may be amended from time to time, against all Losses or Expenses incurred by him or it, or on his or its behalf, in connection with such Proceeding or any claim, issue or matter therein. Section 13 defines those terms that are capitalized and not defined elsewhere in this Agreement.

2. Contribution.

(a) Whether or not the indemnification provided in Section 1 hereof is available, in respect of any Proceeding in which the Company is jointly liable with any Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any Losses or Expenses incurred without requiring such Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against such Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with any Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against such Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, an Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with such Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of such Expenses or Losses incurred and paid or payable by such Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than such Indemnitee, who are jointly liable with such Indemnitee (or would be if joined in such Proceeding), on the one hand, and such Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than such Indemnitee who are jointly liable with such Indemnitee (or would be if joined in such Proceeding), on the one hand, and such Indemnitee, on the other hand, in connection with the events that resulted in such Expenses or Losses, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than such Indemnitee, who are jointly liable with such Indemnitee (or would be if joined in such Proceeding), on the one hand, and such Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold each Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than such Indemnitee, who may be jointly liable with such Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to an Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount incurred by such Indemnitee, whether for Losses and/or for Expenses incurred, in connection with any claim relating to an indemnifiable event under this Agreement, (i) in such proportion to reflect the relative benefits received by the Company and such Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding or (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Indemnitee in connection with such event(s) and/or transaction(s), as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and such Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and such Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and such Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and each Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2(d) were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall an Indemnitee be required to contribute any amount under this Section 2(d) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement that is being sold by such Indemnitee or (ii) the proceeds received by such Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(e) The indemnification and contribution provided for in this Section 2 will remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee.

3. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that an Indemnitee is, by reason of his or its Corporate Status, a witness in any Proceeding to which such Indemnitee is not a party, he or it shall be indemnified against all Expenses incurred by him or it or on his or its behalf in connection therewith.

4. Advancement of Expenses. (a) Notwithstanding any other provision of this Agreement, the Company shall, to the fullest extent permitted by law, as such may be amended from time to time, advance all Expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding by reason of such Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from such Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of such Indemnitee to repay any Expenses advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 4(a) shall be unsecured and interest free.

(b) In the event the Company shall be obligated under Section 4(a) to pay the Expenses of any Proceeding against such Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by such Indemnitee (such approval not to be unreasonably withheld or delayed), upon the delivery to such Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by such Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same proceeding, provided that (i) such Indemnitee shall have the right to employ his or her counsel in any such Proceeding at such Indemnitee’s own expense and (ii) if (A) the employment of counsel by such Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and such Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of such Indemnitee’s counsel shall be at the expense of the Company.

5. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for each Indemnitee rights of indemnity that are as favorable as may be permitted under applicable law. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether an Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, such Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to such Indemnitee and is reasonably necessary to determine whether and to what extent such Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that such Indemnitee has requested indemnification.

(b) Upon written request by such Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, a determination, if required by applicable law, with respect to such Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods: (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum or (3) if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to such Indemnitee, provided that if there is a Change of Control, such determination shall be made by Independent Counsel selected pursuant to Section 5(c). For purposes hereof, disinterested directors are those members of the board of directors of the Company who are not parties to the Proceeding in respect of which indemnification is sought by such Indemnitee.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c). The Independent Counsel shall be selected by the Board of Directors, provided that if there is a Change of Control (other than a Change of Control that has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change of Control), then the Independent Counsel shall be selected by such Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Such Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by such Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or such Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by such Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 5(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that such Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because such Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that such Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that such Indemnitee has not met the applicable standard of conduct.

(e) Without limiting the foregoing, such Indemnitee shall be deemed to have acted in good faith if such Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to such Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to such Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 5(e) are satisfied, it shall in any event be presumed that such Indemnitee has at all times acted in good faith and in a manner he or it reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under Section 5 to determine whether such Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and such Indemnitee shall be entitled to such indemnification absent (i) a misstatement by such Indemnitee of a material fact, or an omission of a material fact necessary to make such Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(g) Such Indemnitee shall cooperate with the person, persons or entity making such determination with respect to such Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to such Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board of Directors of the Company shall act reasonably and in good faith in making a determination regarding such Indemnitee’s entitlement to indemnification under this Agreement. Any Expenses incurred by such Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to such Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold such Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and/or uncertainty. In the event that any Proceeding to which such Indemnitee is a party is resolved in any manner other than by adverse judgment against such Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that such Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of such Indemnitee to indemnification or create a presumption that such Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that such Indemnitee had reasonable cause to believe that his conduct was unlawful.

6. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 5 of this Agreement that an Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 5(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that an Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 5 of this Agreement, such Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of such Indemnitee’s entitlement to such indemnification. Such Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which such Indemnitee first has the right to commence such proceeding pursuant to this Section 6(a). The Company shall not oppose such Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 5(b) of this Agreement that an Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 6 shall be conducted in all respects as a de novo trial on the merits, and such Indemnitee shall not be prejudiced by reason of the adverse determination under Section 5(b).

(c) If a determination shall have been made pursuant to Section 5(b) of this Agreement that an Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6, absent (i) a misstatement by such Indemnitee of a material fact, or an omission of a material fact necessary to make such Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement; provided, however, that both the Company and each Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying Indemnitees under this Agreement or otherwise, and each Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify such Indemnitee. The Company shall indemnify each Indemnitee against any and all Expenses incurred and, if requested by such Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such Expenses to such Indemnitee which are incurred by such Indemnitee in connection with any action brought by such Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether such Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

7. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the certificate of incorporation of the Company, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise, each as amended from time to time. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of an Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Delaware General Corporation Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under this Agreement, it is the intent of the parties hereto that an Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, control persons, agents or fiduciaries, each Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if such Indemnitee is a director, or of the Company’s officers, if such Indemnitee is not a director of the Company but is an officer; or of the Company’s controlling persons, agents or fiduciaries, if such Indemnitee is not an officer or director but is an agent, control person or fiduciary. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has such liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the applicable Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of each Indemnitee, who, as appropriate, shall each execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that an Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to an Indemnitee who is or was serving at the request of the Company as a director, officer, employee, agent, stockholder or controlling person of any other Enterprise shall be reduced by any amount such Indemnitee has actually received as indemnification or advancement of expenses from such other Enterprise.

8. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against an Indemnitee:

(a) for which payment has actually been made to or on behalf of such Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by such Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law;

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by such Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by such Indemnitee against the Company or its directors, officers, employees or other indemnitees but excluding any Proceeding for which indemnification is provided under Section 6(a), unless (i) the Board of Directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(d) for any amounts paid or to be paid in settlement of any Proceeding without the express prior written consent of the Company. Neither the Company nor such Indemnitee shall unreasonably withhold or delay consent to any proposed settlement.

9. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue until and terminate with respect to an Indemnitee upon the later of (a) ten years after the date that such Indemnitee has ceased to be an officer, director, stockholder, control person or fiduciary of the Company (or is or was serving at the request of the Company as a director, officer, employee, agent, stockholder, control person or fiduciary of another corporation, partnership, joint venture, trust or other enterprise) or (b) one year after the final termination of all pending Proceedings to which such Indemnitee shall be subject (or any proceeding commenced under Section 6 hereof) by reason of his or its Corporate Status, whether or not he or it is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

10. Security. To the extent requested by an Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to such Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to such Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

11. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement or any previous indemnification agreement and assumes the obligations imposed on it hereby or thereby in order to induce Indemnitee to serve as an officer, director, stockholder or control person of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer, director, stockholder or control person of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. Without limiting the foregoing, this Agreement amends and restates any previous indemnification agreement between the Company and the Indemnitees.

12. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitees, the Indemnitees’ estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

13. Definitions. For purposes of this Agreement:

(a) A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the Company’s then outstanding Voting Securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least two thirds (2/3) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent, fiduciary, stockholder or control person of the Company or of any other Enterprise.

(c) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary, stockholder or control person.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(e) “Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, in each case that are actually and reasonably incurred. Expenses also shall include Expenses actually and reasonably incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or an Indemnitee in any matter material to either such party (other than with respect to matters concerning such Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or an Indemnitee in an action to determine such Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses incurred arising out of or relating to this Agreement or its engagement pursuant hereto.

(g) “Losses” means all amounts actually and reasonably incurred by an Indemnitee that such Indemnitee is legally obligated to pay as a result of any Proceeding, including, without limitation, (a) all judgments, penalties, and fines, and amounts paid or to be paid in settlement, and (b) all interest, assessments, and other charges paid or payable in connection therewith.

(h) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which an Indemnitee was, is or will be involved as a party or otherwise, by reason of his or its Corporate Status, by reason of any action taken by him or it or of any inaction on his or its part while acting in his or its Corporate Status; in each case whether or not he or it is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

(i) “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon the Indemnitees indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Each Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to an Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To an Indemnitee at the address set forth below such Indemnitee’s signature hereto.

(b) To the Company at:

  Fender Musical Instruments Corporation

  8860 E. Chaparral Road, Suite 100

  Scottsdale, AZ 85250

  Attention: Corporate Secretary

or to such other address as may have been furnished to Indemnitees by the Company or to the Company by an Indemnitee, as the case may be.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and each Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably CT Corporation, 1209 Orange Street, Wilmington, Delaware 19081 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

21. Additional Indemnification Agreements. Notwithstanding anything to the contrary herein, the Company hereby acknowledges that one or more of the Indemnitees have certain rights to indemnification, advancement of expenses and/or insurance provided by Weston Presidio and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitees are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitees are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitees and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement, in each case to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitees), without regard to any rights Indemnitees may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect of any rights Indemnitees may have against the Fund Indemnitors. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company. The Company and the Indemnitees agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 21.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY FENDER MUSICAL INSTRUMENTS CORPORATION

By	/s/ William L. Mendello
Name: William L. Mendello
Title: Chief Executive Officer

INDEMNITEE MICHAEL P. LAZARUS

/s/ Michael P. Lazarus
Name: Michael P. Lazarus
Address:

INDEMNITEE WESTON PRESIDIO CAPITAL IV, L.P.

/s/ Michael P. Lazarus
Name: Michael P. Lazarus
Title: Managing Partner
Address:

INDEMNITEE WPC ENTREPRENEUR FUND II, L.P.

/s/ Michael P. Lazarus
Name: Michael P. Lazarus
Title: Managing Partner
Address:

INDEMNITEE WESTON PRESIDIO CAPITAL III, L.P.

/s/ Michael P. Lazarus
Name: Michael P. Lazarus
Title: Managing Partner
Address:

INDEMNITEE WPC ENTREPRENEUR FUND, L.P.

/s/ Michael P. Lazarus
Name: Michael P. Lazarus
Title: Managing Partner
Address: